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                                                                  Exhibit (l)(1)


                     [Willkie Farr and Gallagher Letterhead]



January 28, 2003



F&C/Claymore Preferred Securities Income Fund Incorporated
301 E. Colorado Boulevard
Suite 720
Pasadena, California 91101



Ladies and Gentlemen:

We have acted as counsel to F&C/Claymore Preferred Securities Income Fund Incorporated (the "Fund"), a corporation organized under the laws of the State of Maryland, in connection with the preparation of a Registration Statement on Form N-2 (as amended, the "Registration Statement") relating to the offer and sale of shares (the "Shares") of the common stock of the Fund, $0.01 par value per share.

We have examined copies of the Articles of Incorporation and By-Laws of the Fund, and any amendments thereto, the Registration Statement, all resolutions adopted by the Fund's Board of Directors (the "Board") and the Pricing Committee of the Board and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Fund and others. As to matters governed by the laws of the State of Maryland, we have relied on the opinion of Venable, Baetjer and Howard, LLP appended to this letter.

Based on and subject to the foregoing, we are of the opinion that: (1) the Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland; and (2) when the Pricing Committee of the Board of Directors has determined certain of the issuance terms of the Shares pursuant to authority delegated to it by the Board of Directors, the Shares to be offered for sale pursuant to the Prospectus that forms part of the Registration Statement (the "Prospectus") will have been duly authorized and, when thereafter, sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.


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F&C/Claymore Preferred Securities Income Fund Incorporated
January 28, 2003
Page 2



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement.

Very truly yours,


/s/Willkie Farr and Gallagher